 Exhibit 99.1

FOR IMMEDIATE RELEASE

November 30, 2017

BARINGTON/HILCO ACQUISITION CORP. ANNOUNCES TERMINATION

OF MERGER AGREEMENT WITH OOMBA, INC.

NEW YORK, NY, November 30, 2017 – Barington/Hilco Acquisition Corp. (NASDAQ: BHAC), a blank check acquisition company (the “Company” or “BHAC”), announced today that it has terminated the definitive merger agreement it entered into with Oomba, Inc. (“Oomba”) because Oomba breached several of its obligations under the merger agreement, including its obligation to deliver audited financial statements on or prior to May 31, 2017. The termination of the merger agreement is effective immediately.

“While we are disappointed that the Oomba transaction was not consummated, we are enthusiastic about and look forward to pursuing another business combination for the Company,” said Cory Lipoff, the Company’s Chief Executive Officer. “The BHAC management team is already involved in evaluating other potential business combination opportunities, and we intend to seek an extension from stockholders of the date by which the Company has to consummate a business combination.”

About Barington/Hilco Acquisition Corp.

Barington/Hilco Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements concerning the potential business combination. These statements are based on the Company’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the Company’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov.

Contact:

Barington/Hilco Acquisition Corp.

(212) 974-5713